EXHIBIT NO. 99.(i) 2

LEGAL OPINION CONSENT

I consent to the incorporation by reference in this Post-Effective Amendment No. 71 to the Registration Statement (File Nos. 2-74959 and 811-3327) (the “Registration Statement”) of MFS Series Trust XIII (the “Trust”), of my opinion dated June 27, 2017 appearing in Post-Effective Amendment No. 65 to the Trust’s Registration Statement filed with the Securities and Exchange Commission on June 27, 2017.

BRIAN E. LANGENFELD
Brian E. Langenfeld
Vice President and Senior Counsel

Boston, Massachusetts
December 27, 2018